Exhibit 99.1

CVR ENERGY REPORTS FOURTH QUARTER

AND RECORD FULL YEAR RESULTS

SUGAR LAND, Texas (Feb. 27, 2012) — CVR Energy, Inc. (NYSE: CVI) today reported record net income of $345.8 million for the full year of 2011, or $3.94 per fully diluted share, and net income of $65.9 million for the fourth quarter 2011, or 75 cents per fully diluted share, on full year net sales of $5,029.1 million and fourth quarter net sales of $1,062.2 million.

The 2011 results compare to net income for the full year 2010 of $14.3 million, or 16 cents per fully diluted share, and fourth quarter 2010 net income of $2.3 million, or 3 cents per fully diluted share. The 2010 results came on net sales of $4,079.8 million for the full year and net sales of $1,148.2 million in the fourth quarter.

Operating income for the full year in 2011 was $566.6 million, compared to $93.1 million in 2010.  The company reported a fourth quarter 2011 operating income of $26.9 million compared to operating income of $34.8 million for the fourth quarter 2010.

“CVR Energy turned in exceptional financial performance for 2011, far eclipsing the results of any previous year,” said Chief Executive Officer Jack Lipinski.  “The favorable crack spread coupled with our Midcontinent location allowed us to take advantage of the cost differential between Brent and West Texas Intermediate crudes. These results were achieved despite the expense and lost production from our planned major turnaround at the refinery in Coffeyville during the fourth quarter.

“2011 was a watershed year for us in many ways,” he said. “We completed an initial public offering of our nitrogen fertilizer business, placing it in a publicly traded master limited partnership that provided a way to recognize the value of that business.  We also completed acquisition of Gary-Williams Energy, adding a 70,000 bpd refinery at Wynnewood, Okla., and related assets that will be accretive to earnings while diversifying our asset base.

“We are proud to be the leader among our peers for returning value to our shareholders, and we remain committed to finding ways to deliver even greater shareholder value now and in the future,” Lipinski added.

Several items affected full-year and fourth quarter net income and earnings per share.  For the full year, these items included favorable impacts, net of taxes, from first-in, first-out (FIFO) accounting of $15.5 million for 2011 compared to $19.1 million for 2010; expenses for share-based compensation, net of taxes, amounting to $18.6 million for 2011 compared to $30.1 million in 2010; major scheduled turnaround expense, net of taxes, of $40.2 million in 2011 versus $2.9 million in 2010; an unrealized gain on derivatives of $51.7 million, net of taxes, in

2011 compared to an unrealized loss of $1.3 million for 2010; and expenses in 2011 associated with the acquisition of Gary-Williams of $5.5 million, net of taxes.

For the fourth quarter 2011, the impact from first-in, first-out (FIFO) accounting, net of taxes, was a favorable $21.3 million compared to a favorable $17.8 million in 2010; expenses for share-based compensation, net of taxes, amounted to of $2.1 million in 2011 versus $23.4 million for the same period in 2010; major scheduled turnaround expense, net of taxes, was $32.8 million in the fourth period 2011 versus $2.5 million in the same period 2010; and an unrealized gain on derivatives of $55.8 million, net of taxes, compared to an unrealized loss of $1.8 million in the fourth quarter of 2010.

In addition, the company recorded in 2011 a loss of $1.3 million for extinguishment of debt, net of taxes, compared to a loss of $10.0 million, net of taxes, for the same category in 2010.

CVR Energy also had in 2011 a $1.5 million loss, net of taxes, on disposition of assets compared to a similar $1.6 million loss, net of taxes, in 2010.

Revised to include the above items net of tax impact, adjusted net income for the full year 2011 was $345.7 million, or $3.94 per fully diluted share, and adjusted net income for the fourth quarter 2011 was $29.5 million, or 34 cents per fully diluted share. The 2011 results compare to adjusted net income of $41.1 million, or 47 cents per fully diluted share, for the full year 2010 and adjusted net income of $14.0 million, or 16 cents per diluted share, for the fourth quarter 2010.

Petroleum Business

The petroleum business reported operating income for the full year 2011 of $465.7 million on net sales of $4,751.8 million and for the fourth quarter 2011 posted an operating loss of $3.3 million on net sales of $979.5 million.  This compares to operating income of $104.6 million for the full year 2010 on net sales of $3,903.8 million and operating income in the fourth quarter 2010 of $60.4 million on net sales of $1,109.6 million.

The 2011 fourth quarter operating income included major scheduled turnaround expenses of $54.1 million compared to expenses of $0.7 million for the same item in the fourth quarter in 2010.

Adjusted petroleum EBITDA was $580.9 million for the full year 2011 versus $154.7 million for 2010.  For the fourth quarter, adjusted petroleum EBITDA was $47.6 million versus $51.1 million for the same period in 2010.  (See footnote 5 in the attached tables for a discussion of adjusted petroleum EBITDA.)

Crude throughput for the full year of 2011 averaged a record 103,702 barrels per day (bpd), and for the fourth quarter 2011 crude throughput averaged 93,705 bpd, reflecting the impact of the turnaround at the Coffeyville refinery in the fourth quarter. These figures compare to an average crude throughput of 113,365 bpd for the full year in 2010. Including all feedstocks and blendstocks, total throughput in 2011 averaged 108,933 bpd for the full year and 97,630 bpd for the fourth quarter.

Gross profit per barrel was $13.41 for the full year 2011 and 90 cents in the fourth quarter 2011.  Refining margin per barrel adjusted for FIFO impact, a non-GAAP measure, was $21.12 for the full year 2011 and $11.05 for the fourth quarter (see footnote 4).

Direct operating expense per barrel sold, exclusive of depreciation and amortization, was $6.38 for the full year 2011 compared to $3.30 for the full year 2010.  For the fourth quarter 2011, direct operating expenses per barrel sold were $12.53 per barrel sold compared to $3.07 per barrel sold in the fourth quarter of 2010.

Nitrogen Fertilizer Business (CVR Partners, LP)

The fertilizer business operated by CVR Partners, LP reported full-year 2011 operating income of $136.2 million on net sales of $302.9 million compared to operating income in 2010 of $20.4 million on net sales of $180.5 million.  Fourth quarter operating income in 2011 was $42.6 million on net sales of $87.6 million compared to an operating loss of $9.7 million on net sales of $39.4 million in the fourth quarter of 2010.  The fertilizer production facility completed a biennial turnaround during the fourth quarter of 2010.

Adjusted EBITDA for the fertilizer business was $162.6 million for the full year of 2011 compared to adjusted EBITDA of $52.6 million for the same period in 2010.  For the fourth quarter in 2011, adjusted EBITDA was $48.4 million compared to $7.5 million for the same period in 2010.  (See footnote 5 in the attached tables for a discussion of adjusted EBITDA.)

The nitrogen fertilizer plant produced 116,800 net tons of ammonia available for sale during 2011, compared to 155,600 net tons in 2010, and for the fourth quarter of 2011 produced 27,500 net tons of ammonia available for sale compared to 37,700 net tons in the fourth quarter of 2010.  The plant produced 714,100 tons of UAN during the full year of 2011 compared to 578,300 tons in 2010, and 178,300 tons of UAN in the fourth quarter 2011 compared to 77,800 tons in the fourth quarter of 2010.

For the full year 2011, average realized sales prices for ammonia and UAN were $579 per ton and $284 per ton respectively compared to $361 per ton and $179 per ton respectively in 2010.  For the fourth quarter 2011, average realized sales prices for ammonia and UAN were $606 per ton and $334 per ton respectively compared to $491 and $171 per ton for the same period in 2010.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2010, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska.  In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

For more information, contact:

Investor Relations:	Media Relations:
Ed Morgan	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3388	281-207-3550
or	MediaRelations@CVREnergy.com
Jay Finks
CVR Energy, Inc.
281-207-3464
InvestorRelations@CVREnergy.com

CVR Energy, Inc.

The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three and twelve months ended December 31, 2011 and 2010. Select balance sheet data is as of December 31, 2011 and 2010.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions, except share data)
	(unaudited)		(unaudited)
Consolidated Statement of Operations Data:
Net sales	$1,062.2	$1,148.2	$5,029.1	$4,079.8
Cost of product sold*	857.3	983.7	3,943.5	3,568.1
Direct operating expenses*	124.8	64.2	334.1	239.8
Insurance recovery — business interruption	—	—	(3.4)	—
Selling, general and administrative expenses*	29.0	43.5	98.0	92.0
Depreciation and amortization	24.2	22.0	90.3	86.8
Operating income	$26.9	$34.8	$566.6	$93.1
Interest expense and other financing costs	(14.7)	(13.7)	(55.8)	(50.3)
Gain (loss) on derivatives, net	103.2	(9.3)	78.1	(1.5)
Loss on extinguishment of debt	—	(1.6)	(2.1)	(16.6)
Other income, net	—	1.1	1.3	3.4
Income before income tax expense	$115.4	$11.3	$588.1	$28.1
Income tax expense	37.1	9.0	209.5	13.8
Net income	$78.3	$2.3	$378.6	$14.3
Net income attributable to noncontrolling interest	12.4	—	32.8	—
Net income attributable to CVR Energy stockholders	65.9	2.3	345.8	14.3

* Amounts shown are exclusive of depreciation and amortization.

Basic earnings per share	$0.76	$0.03	$4.00	$0.17
Diluted earnings per share	$0.75	$0.03	$3.94	$0.16
Weighted average common shares outstanding
Basic	86,582,800	86,352,627	86,493,735	86,340,342
Diluted	87,746,843	87,121,094	87,766,573	86,789,179

	As of December 31,	As of December 31,
	2011	2010
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$388.3	$200.0
Working capital	769.2	333.6
Total assets	3,119.3	1,740.2
Total debt, including current portion	863.8	477.0
Total CVR stockholders’ equity	1,151.6	689.6
Noncontrolling interest	148.1	10.6

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions)
	(unaudited)		(unaudited)
Other Financial Data:
Cash flows provided by (used in) operating activities	$(67.4)	$74.4	$278.6	$225.4
Cash flows used in investing activities	(630.5)	(8.3)	(674.4)	(31.3)
Cash flows provided by (used in) financing activities	187.8	(28.4)	584.1	(31.0)
Net cash flow	$(510.1)	$37.7	$188.3	$163.1

Capital expenditures	$44.6	$9.4	$91.2	$32.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions, except per share data)
	(unaudited)		(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income to Adjusted Net Income:

Net Income attributable to CVR Energy stockholders Adjustments:	$65.9	$2.3	$345.8	$14.3
FIFO impact (favorable) unfavorable, net of taxes	(21.3)	(17.8)	(15.5)	(19.1)
Share-based compensation, net of taxes	2.1	23.4	18.6	30.1
Loss on extinguishment of debt, net of taxes	—	1.0	1.3	10.0
Loss on disposition of assets, net of taxes	0.6	0.8	1.5	1.6
Major scheduled turnaround expense, net of taxes	32.8	2.5	40.2	2.9
Unrealized (gain) loss on derivatives, net of taxes	(55.8)	1.8	(51.7)	1.3
Expenses associated with the acquisition of Gary-Williams, net of taxes (1)	5.2	—	5.5	—
Adjusted net income (2)	$29.5	$14.0	$345.7	$41.1

Adjusted net income per diluted share	$0.34	$0.16	$3.94	$0.47

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions, except operating statistics)
	(unaudited)		(unaudited)
Petroleum Business Financial Results:
Net sales	$979.5	$1,109.6	$4,751.8	$3,903.8
Cost of product sold*	849.1	977.9	3,926.6	3,538.0
Direct operating expenses*	103.7	38.3	247.7	153.1
Depreciation and amortization	19.0	16.9	69.9	66.4
Gross profit	$7.7	$76.5	$507.6	$146.3
Plus direct operating expenses*	103.7	38.3	247.7	153.1
Plus depreciation and amortization	19.0	16.9	69.9	66.4
Refining margin (3)	$130.4	$131.7	$825.2	$365.8
FIFO impact (favorable) unfavorable	(35.1)	(29.6)	(25.6)	(31.7)
Refining margin adjusted for FIFO impact (4)	$95.3	$102.1	$799.6	$334.1

Operating income	$(3.3)	$60.4	$465.7	$104.6

Adjusted Petroleum EBITDA (5)	$47.6	$51.1	$580.9	$154.7

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (3)	$15.13	$12.30	$21.80	$8.84
FIFO impact (favorable) unfavorable	(4.08)	(2.76)	(0.68)	(0.77)
Refining margin adjusted for FIFO impact (4)	11.05	9.54	21.12	8.07
Gross profit	0.90	7.15	13.41	3.54
Direct operating expenses*	12.03	3.57	6.54	3.70
Direct operating expenses per barrel sold*	12.53	3.07	6.38	3.30
Barrels sold (barrels per day)	89,953	135,478	106,397	127,142

* Amounts shown are exclusive of depreciation and amortization.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011		2010		2011		2010
	(unaudited)				(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	78,006	79.9%	87,625	67.0%	83,538	76.7%	89,746	72.5%
Light/medium sour	4,986	5.1%	12,802	9.8%	1,704	1.6%	8,180	6.6%
Heavy sour	10,713	11.0%	15,934	12.2%	18,460	16.9%	15,439	12.5%
Total crude oil throughput	93,705	96.0%	116,361	89.0%	103,702	95.2%	113,365	91.6%
All other feedstocks and blendstocks	3,925	4.0%	14,471	11.0%	5,231	4.8%	10,350	8.4%
Total throughput	97,630	100.0%	130,832	100.0%	108,933	100.0%	123,715	100.0

Production:
Gasoline	41,032	42.1%	66,973	51.1%	48,486	44.3%	61,136	49.1%
Distillate	40,095	41.1%	52,000	39.7%	45,535	41.6%	50,439	40.5%
Other (excluding internally produced fuel)	16,410	16.8%	12,112	9.2%	15,385	14.1%	12,978	10.4%
Total refining production (excluding internally produced fuel)	97,537	100.0%	131,085	100.0%	109,406	100.0%	124,553	100.0%

Product price (dollars per gallon):
Gasoline	$2.56		$2.20		$2.82		$2.10
Distillate	$2.98		$2.40		$3.03		$2.20

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$94.06		$85.24		$95.11		$79.61
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.84		2.71		2.06		2.15
WTI less WCS (heavy sour)	12.38		16.08		16.54		15.07
NYMEX Crack Spreads:
Gasoline	16.03		8.03		23.54		9.62
Heating Oil	30.96		14.00		29.12		10.53
NYMEX 2-1-1 Crack Spread	23.49		11.01		26.33		10.07
PADD II Group 3 Basis:
Gasoline	(0.87)		(1.64)		(1.09)		(1.49)
Ultra Low Sulfur Diesel	0.95		0.34		1.98		1.35
PADD II Group 3 Product Crack:
Gasoline	15.16		6.39		22.44		8.13
Ultra Low Sulfur Diesel	31.91		14.34		31.10		11.88
PADD II Group 3 2-1-1	23.54		10.36		26.77		10.01

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions, except as noted)
	(unaudited)
Nitrogen Fertilizer Business Financial Results:
Net sales	$87.6	$39.4	$302.9	$180.5
Cost of product sold*	14.4	6.6	42.5	34.3
Direct operating expenses*	21.1	26.0	86.5	86.7
Insurance recovery — business interruption	—	—	(3.4)	—
Depreciation and amortization	4.9	4.6	18.9	18.5

Operating income (loss)	$42.6	$(9.7)	$136.2	$20.4

Adjusted Nitrogen Fertilizer EBITDA (5)	$48.4	$7.5	$162.6	$52.6

Nitrogen Fertilizer Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (6)	100.8	69.9	411.2	392.7
Ammonia (net available for sale) (6)	27.5	37.7	116.8	155.6
UAN	178.3	77.8	714.1	578.3

Petroleum coke consumed (thousand tons)	126.3	84.5	517.3	436.3
Petroleum coke (cost per ton)	$42	$8	$33	$17

Sales (thousand tons):
Ammonia	29.3	49.4	112.8	164.7
UAN	184.6	73.8	709.3	580.7
Total sales	213.9	123.2	822.1	745.4

Product pricing (plant gate) (dollars per ton) (7):
Ammonia	$606	$491	$579	$361
UAN	$334	$171	$284	$179

On-stream factors (8):
Gasification	97.6%	68.8%	99.0%	89.0%
Ammonia	97.1%	67.3%	97.7%	87.7%
UAN	94.1%	47.1%	95.5%	80.8%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$651	$606	$619	$437
UAN — Mid Cornbelt (dollars per ton)	$400	$331	$379	$266

* Amounts shown are exclusive of depreciation and amortization

(1)          On December 15, 2011, the Company acquired the stock of Gary-Williams Energy Corporation and its wholly-owned subsidiaries which included a 70,000 barrel per day refinery in Wynnewood, Oklahoma. The Company incurred costs that are referred to herein as acquisition costs. Included in the acquisition costs are legal and other professional fees associated with the acquisition and certain costs incurred beginning in 2011 associated with the preliminary integration of the acquired business. In conjunction with the acquisition, the Company also incurred approximately $3.9 million of costs associated with a bridge loan that was committed but undrawn. The costs were immediately expensed and not deferred.

(2)          Adjusted net income is defined as net income adjusted for the impact on an after tax basis of the Company’s accounting for its inventory under FIFO, share-based compensation, loss on extinguishment of debt, major scheduled turnaround expenses, loss on disposition of fixed assets, unrealized (gain)/loss on derivatives, net, and expenses associated with the acquisition of Gary-Williams Energy Corporation and its subsidiaries. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(3)          Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization).  Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products.  Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations.  Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.  In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period.  We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(4)          Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts.  Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

(5)          Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, loss on disposition of fixed assets, depreciation and amortization and other income (expense).  Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period.  Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business.  Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance.  Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three and twelve months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions)
	(unaudited)
Petroleum:
Petroleum operating income (loss)	$(3.3)	$60.4	$465.7	$104.6
FIFO impacts (favorable), unfavorable	(35.1)	(29.6)	(25.6)	(31.7)
Share-based compensation	0.7	9.1	8.7	11.5
Major scheduled turnaround expenses	54.1	0.7	66.4	1.2
Realized gain (loss) on derivatives, net	11.1	(6.4)	(7.2)	0.7
Loss on disposition of assets	1.0	—	2.5	1.3
Depreciation and amortization	19.0	16.9	69.9	66.4
Other income (expense)	0.1	—	0.5	0.7
Adjusted Petroleum EBITDA	$47.6	$51.1	$580.9	$154.7

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in millions)
	(unaudited)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$42.6	$(9.7)	$136.2	$20.4
Share-based compensation	0.9	7.7	7.3	9.0
Loss on disposition of assets	—	1.4	—	1.4
Major scheduled turnaround expenses	—	3.5	—	3.5
Depreciation and amortization	4.9	4.6	18.9	18.5
Other income (expense)	—	—	0.2	(0.2)
Adjusted Nitrogen Fertilizer EBITDA	$48.4	$7.5	$162.6	$52.6

(6)          Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN.  The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(7)          Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(8)          On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results.  The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP.  The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.